EXHIBIT 11

                       HOST MARRIOTT SERVICES CORPORATION
                     COMPUTATIONS OF INCOME PER COMMON SHARE
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                   (UNAUDITED)

                                                                TWELVE WEEKS ENDED                TWELVE WEEKS ENDED
                                                                SEPTEMBER 11, 1998                SEPTEMBER 12, 1997
                                                          -------------------------------    -----------------------------
                                                             BASIC          DILUTED             BASIC         DILUTED
                                                          ------------- ----------------- -- ------------ ----------------
Net income available to common shareholders                     $ 18.5            $ 18.5          $ 18.9           $ 18.9
--------------------------------------------------------- ------------- ----------------- -- ------------ ----------------

Shares:
   Weighted average number of common
      shares outstanding                                         34.1              34.1             34.7             34.7
   Assuming distribution of shares issuable for Host
      Marriott Corporation warrants in 1996, less
      shares assumed purchased at applicable
      market (1)                                                  ---               ---              ---              ---
   Assuming distribution of shares issuable for stock
      options granted under the comprehensive stock
      plan, less shares assumed purchased at
      applicable market (1)                                       ---               0.4              ---              0.5
   Assuming distribution of shares issuable for Host
      Marriott  Corporation  stock  options  held by  former
      employees  of Host Marriott Corporation, less shares
      assumed purchased at applicable market (1)                  ---               0.8              ---              1.0
   Assuming distribution of shares issuable for Host
      Marriott  Corporation  deferred  stock  held by former
      employees  of Host Marriott Corporation, less shares
      assumed purchased at applicable market (1)                  ---               0.1              ---              0.1
   Assuming distribution of shares reserved under
      employee stock purchase plan, based on
      withholdings to date, less shares assumed
      purchased at applicable market (1)                          ---               ---              ---              ---
   Assuming distribution of shares granted under
      deferred stock incentive plan, less shares
      assumed purchased at applicable market (1)                  ---               0.3              ---              0.3
--------------------------------------------------------- ------------- ----------------- -- ------------ ----------------
Total Weighted Average Common Shares Outstanding                 34.1              35.7            34.7              36.6
--------------------------------------------------------- ------------- ----------------- -- ------------ ----------------
Income Per Common Share                                         $ 0.55            $ 0.52          $ 0.54           $ 0.52
--------------------------------------------------------- ------------- ----------------- -- ------------ ----------------

 (1) The applicable market price for diluted income per common share is the average market price for the period.

                                                                 EXHIBIT 11,
                                                                 continued


                       HOST MARRIOTT SERVICES CORPORATION
                     COMPUTATIONS OF INCOME PER COMMON SHARE
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                              THIRTY-SIX WEEKS ENDED             THIRTY-SIX WEEKS ENDED
                                                                SEPTEMBER 11, 1998                 SEPTEMBER 12, 1997
                                                          -------------------------------    -------------------------------
                                                             BASIC          DILUTED             BASIC          DILUTED
                                                          ------------- ----------------- -- ------------ ------------------
Net income available to common shareholders                     $ 20.8            $ 20.8          $ 19.7             $ 19.7
--------------------------------------------------------- ------------- ----------------- -- ------------ ------------------

Shares:
   Weighted average number of common
      shares outstanding                                         34.2              34.2             34.6               34.6
   Assuming distribution of shares issuable for Host
      Marriott Corporation warrants in 1996, less
      shares assumed purchased at applicable
      market (1)                                                  ---               ---              ---                ---
   Assuming distribution of shares issuable for stock
      options granted under the comprehensive stock
      plan, less shares assumed purchased at
      applicable market (1)                                       ---               0.4              ---                0.3
   Assuming distribution of shares issuable for Host
      Marriott  Corporation  stock  options  held by  former
      employees  of Host Marriott Corporation, less shares
      assumed purchased at applicable market (1)                  ---               0.8              ---                1.0
   Assuming distribution of shares issuable for Host
      Marriott  Corporation  deferred  stock  held by former
      employees  of Host Marriott Corporation, less shares
      assumed purchased at applicable market (1)                  ---               0.1              ---                0.2
   Assuming distribution of shares reserved under
      employee stock purchase plan, based on
      withholdings to date, less shares assumed
      purchased at applicable market (1)                          ---               ---              ---                ---
   Assuming distribution of shares granted under
      deferred stock incentive plan, less shares
      assumed purchased at applicable market (1)                  ---               0.3              ---                0.3
--------------------------------------------------------- ------------- ----------------- -- ------------ ------------------
Total Weighted Average Common Shares Outstanding                 34.2              35.8             34.6               36.4
--------------------------------------------------------- ------------- ----------------- -- ------------ ------------------
Income Per Common Share                                         $ 0.61            $ 0.58          $ 0.57             $ 0.54
--------------------------------------------------------- ------------- ----------------- -- ------------ ------------------


(1) The applicable market price for diluted income per common share is the average market price for the period.

                                       26